Exhibit 3.1

                               SECRETARY OF STATE

                                                          (CORPORATE SEAL)

                                 STATE OF NEVADA


                                CORPORATE CHARTER

1, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that FLEXIBLE SOLUTIONS INTERNATIONAL INC. did on May 12,1998, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on May 13,1998.

                                                       /s Dean Heller
                                                       -------------------
                                                       Secretary of State

                                                       By


                                                       /s Marianne Lockyer
                                                       -------------------
                                                       Certification Clerk

         FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

       MAY 12 1998

 No. c11067-98

       /S Dean Heller

  DEAN HELLER, SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

                                       OF

                      FLEXIBLE SOLUTIONS INTERNATIONAL INC.

                                    ARTICLE I

         The name of the corporation is Flexible Solutions International Inc. (the "Corporation").

                                   ARTICLE II

         The amount of total authorized capital stock which the Corporation shall have authority to issue is 50,000,000 shares of common stock, each with $0.001 par value, and 1,000,000 shares of preferred stock, each with $0.01 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation.

                                   ARTICLE III

         The business and affairs of the Corporation shall be managed by a Board of Directors which shall exercise all the powers of the Corporation except as otherwise provided in the Bylaws, these Articles of Incorporation or by the laws of the State of Nevada. The number of members of the Board of Directors shall be set in accordance with the Company's Bylaws; however, the initial Board of Directors shall consist of one member. The name and address of the person who shall serve as the director until the first annual meeting of stockholders and until his successors are duly elected and qualified is as follows:

Name                                                    Address

Daniel O'Brien                                          2614 Queenswood
                                                        Victoria, B.C. V8N 1X5
                                                        Canada

                                   ARTICLE IV

         The name and address of the incorporator of the Corporation is Fay M. Matsukage, 455 Sherman Street, Suite 300, Denver, Colorado 80203.

                                    ARTICLE V

         To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.037), as the same now exists or may hereafter be amended or supplemented, no director or officer of the Corporation shall be liable to the Corporation or to its stockholders for damages for breach of fiduciary duty as a director or officer.

                                   ARTICLE VI

         The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, employee, or agent of, or in any similar managerial or fiduciary position of, another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall also indemnify any person who is serving or has served the Corporation as a director, officer, employee, or agent of the Corporation to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

                                   ARTICLE VII

         The owners of shares of stock of the Corporation shall not have a preemptive right to acquire unissued shares, treasury shares or securities convertible into such shares.

                                   ARTICLE VII

         Only the shares of capital stock of the Corporation designated at issuance as having voting rights shall be entitled to vote at meetings of stockholders of the Corporation, and only stockholders of record of shares having voting rights shall be entitled to notice of and to vote at meetings of stockholders of the Corporation.

                                   ARTICLE IX

         The initial resident agent of the Corporation shall be the Corporation Trust Company of Nevada, whose street address is One East 1st Street, Reno, Nevada 89501.

                                    ARTICLE X

         The provisions of NRS 78.378 to 78.3793 inclusive, shall not apply to the Corporation.

                                   ARTICLE XI

         The purposes for which the Corporation is organized and its powers are as follows:

                  To engage in all lawful business; and

                  To have, enjoy, and exercise all of the rights, powers, and privileges conferred upon corporations incorporated pursuant to Nevada law, whether now or hereafter in effect, and whether or not herein specifically mentioned.

                                   ARTICLE XII

         One-third of the votes entitled to be cast on any matter by each shareholder voting group entitled to vote on a matter shall constitute a quorum of that voting group for action on that matter by shareholders.

                                  ARTICLE XIII

         The holder of a bond, debenture or other obligation of the Corporation may have any of the rights of a stockholder in the Corporation to the extent determined appropriate by the Board of Directors at the time of issuance of such bond, debenture or other obligation.

         IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 6th day of May, 1998.

                                                        By
                                                        Fay M. Matsukage
                                                        Incorporator

STATE OF COLORADO             )
CITY AND                      )ss.
COUNTY OF DENVER              )


         Personally appeared before me this 6th day of May, 1998, Fay M. Matsukage who, being first duly sworn, declared that she executed the foregoing Articles of Incorporation and that the statements therein are true and correct to the best of her knowledge and belief.

Witness my hand and official seal.


                                                         \ss Nancy J. Parks
                                                         ------------------
                                                         Notary Public

My Commission expires:                                   Address:
                                                         455 Sherman Street
10/26/98                                                 Suite 300
                                                         Denver, CO 80237


K:\FMM\FLEXIBLE\ARTICLES.INC '01
                                        4